EXHIBIT 10.11


                    DATED   8TH  SEPTEMBER  1995




                 (1)  BRITOIL  PUBLIC  LIMITED  COMPANY

                 (2)  READING  &  BATES  (CALEDONIA)  LIMITED

                 (3)  READING  &  BATES  CORPORATION



                        HEADS  OF  AGREEMENT

                        for the provision of

                          VESSEL SERVICES

===========================================================================

  THIS AGREEMENT is made the    8th  day of September 1995

  BETWEEN:

  (1) BRITOIL PUBLIC LIMITED COMPANY whose registered office is at Burnside Road, Farburn Industrial Estate, Dyce, Aberdeen AB2 OPB ("Britoil")

  (2) READING & BATES (CALEDONIA) LIMITED whose registered office is at Harman House, 1 George Street, Uxbridge, Middlesex UB8 1QQ ("Contractor")

  (3) READING & BATES CORPORATION, a Delaware corporation having its principal office at 901 Threadneedle, Suite 200, Houston, Texas, U.S.A. ("Holdings")

  (all the above being together herein referred to as "the Parties")

  WHEREAS:

  (A) The Parties have entered into the Foinaven Services Agreement for the short term utilisation of the Vessel.

  (B) Britoil wishes to utilise the Vessel for the provision of additional Services by the Contractor.

  (C) The Parties wish to set out the terms of their agreement with regard to the provision of Services and utilisation of the Vessel after Conversion.

  NOW IT IS HEREBY AGREED AS FOLLOWS:

  1.1  Definitions

       In this Agreement, except where the context otherwise requires, the following words and expressions shall have the following meanings:

       "Britoil"s     means any  equipment,  item  or  material supplied,
        Equipment"    owned  or  hired  by  Britoil  Group   (other  then
                      Contractor's Equipment) in connection with the Services;

       "Contractor's  means  the  Vessel  and   any equipment,  item   or
        Equipment"    material supplied, owned or hired by the Contractor
                      Group in connection with the Services;

       "Affiliate"    means in respect of Britoil,  The British Petroleum
                      Company plc and any company which is a subsidiary of The British Petroleum Company plc within the meaning of the Companies Act 1985;

       "Affiliate"    means in respect of  the Contractor and/or Holdings
                      any  company  which  is  a  subsidiary  or  holding
                      company   of  the   relevant  company   or  another
                      subsidiary  of  any  such  holding  company,  where
                      "subsidiary" and "holding company" shall have the meanings assigned to them under Section 736 of the Companies Act 1985;

       "Agreement"    means this agreement together with the Schedules;

       "Britoil       means  Britoil  and  its Affiliates,  co-venturers,
         Group"       agents and its or their employees, directors and/or
                      officers;

      "Compensation"  means  the compensation  payable to  the Contractor pursuant to Clause 8;

       "Contractor    means  the  Contractor  and  its  Affiliates,  sub-
        Group"        contractors, agents  and  its or  their  employees,
                      directors and/or officers;

       "Conversion"   means the conversion  of the  Vessel in  accordance
                      with Clause 6;

       "Conversion    means the earliest of 1st June  1996 (or such other
        Acceptance    date as the Parties may  agree) or such  date  when
        Date"         the  maritime surveyor referred  to in  Clause  6.4
                      issues his final binding decision;

       "Conversion    means 1st  June  1996 or  such  other date  as  the
        Completion    Parties may agree;
         Date"

          "Day" means any period of 24 hours commencing at 00.01 hours on any day and ending at 00.00 hours on the following day;

       "Event of      means any event where:
        Default"
                      (a)  an  order  is  made or  a  resolution (whether
                           requiring confirmation or not) is passed for the winding up of the Contractor; or

                      (b) (without the prior written consent of Britoil) the Contractor suspends payment of its debts, becomes unable or admits in writing its inability to pay its debts, makes a general assignment for the benefit of or enters into any composition or arrangement of any kind with its creditors, ceases or threatens to cease to carry on business or disposes of all or (without the prior written consent of Britoil) a substantial part of its assets; or

                      (c) a receiver, administrator, administrative receiver or trustee is appointed in respect of the Contractor or over all or substantially all of its assets; or

                      (d)  there occurs any  of the  events specified  in
                           (a) to (c) above or any event analogous thereto in relation to Holdings;

       "Execution Date"    means 31st October 1995 or such later date  as
                           Britoil and the Contractor may agree;

       "Foinaven           meand  the  agreement  of even  date  herewith
        Services           between Britoil  and  the  Contractor for  the
        Agreement"         provision of services by the Contractor in the
                           Foinaven Field;

       "Gainshare          means the minimum  continuous period  of   200
        Period"            Days in each  Year referred to  in Clause  7.2
                           notified  to the Contractor pursuant to Clause
                           7.3;

       "Operating Area"    means the United Kingdom Continental Shelf;

       "Option Notice"     means  any  notice served  on  Britoil  by the
                           Contractor pursuant to Clause 7.5;

       "Option Period(s)"  means the  period(s) in  any Year  (during the continuance of the Service Agreement) outwith the nominated Gainshare Period;

       "Option Rate"       means US $66,500 per Day;

       "Outstanding        means those matters listed in Schedule  3;
        Matters"

       "Maximum Rate"      means US $85,000 per Day;

       "Minimum Rate"      means US $48,000 per Day;

       "Performance
        Criteria"          means the performance  criteria for the Vessel
                           after Conversion as set out in Schedule 2;

       "Schedules"         means the 5 schedules to this Agreement;

       "Services           means the services agreement to supersede this
        Agreement"         Agreement in accordance with Clause 2;

       "Services"          means  the  services  to  be provided  by  the
                           Contractor to Britoil using the Vessel more particularly set out in Schedule 1 (for the avoidance of doubt, Services does not include the provision of equipment or personnel of third parties provided by or for the account of Britoil, as set out in Schedule 1);

       "Specification"     means  the specification  of  the  Vessel  and
                           associated   equipment  after   Conversion  to
                           support the performance of the activities set out in Schedule 1;

       "Specification      means the  earliest of 10th  November 1995  or
         Approval Date"    such  date when the maritime surveyor referred
                           to in Clause 6.3 issues his final binding decision;

       "Specification      means 31st October 1995;
         Proposal Date"

       "Standard"          means  the  standard required  to  ensure that
                           after  Conversion  the  Vessel  is  in  Class,
                           conforms  with  the  Specification, meets  the
                           Performance  Criteria   and  is   capable   of
                           performing the Services in accordance with good oil and gas field practice and complies with all necessary licensing, regulatory and governmental authorities applicable in the
                           Operating Area;

       "Vessel"            means the semi-submersible Vessel Iolair; and

       "Year" means a period beginning at 00.01 hours on 1st January in any year and ending at 00.00 hours on 1st January of the next succeeding calendar year.

  1.2 The construction of this Agreement shall not be affected by any heading herein.

  1.3 This Agreement shall incorporate the Schedules which shall form part hereof. If there is any inconsistency between the main body of this Agreement and the Schedules or among the Schedules then the main body of this Agreement shall have priority and thereafter precedence shall be in descending order as listed below:

       Schedule 1          Functional Service Specification
       Schedule 2          Performance Criteria
       Schedule 3          Outstanding Matters

  1.4 The Parties agree that the definitions used in this Agreement reflect the principles to be followed in the Services Agreement but may require to be adjusted by mutual agreement to reflect the requirements of the Services Agreement.

  2.   Finalisation of Services Agreement

  2.1 The Parties have entered into this Agreement because certain constraints make it impractical to finalise the terms and conditions of the Services Agreement as at the date hereof. The Parties agree that notwithstanding the execution of this Agreement the Parties will work together in an efficient and constructive manner to procure the resolution of the Outstanding Matters and the execution of the Services Agreement as soon as reasonably practicable and in any event by the Execution Date. For the avoidance of doubt no Services will be provided and no payment will be due or made until the Parties have executed the Services Agreement.

  2.2 The Services Agreement will incorporate the main principles set out in this Agreement and will be negotiated to ensure that the Services Agreement reflects the intent of this Agreement and has full details reflecting the commercial, operational and practical requirements relating to the provision of the Services. The Parties agree that the terms of the Foinaven Services Agreement shall provide the basis for discussion and the reaching of agreement with regard to matters not already addressed in this Agreement with such changes as may be deemed necessary or appropriate to incorporate the principles set out in this Agreement.

  2.3  The services Agreement will consist of the following:-

            Section "A"    Scope of Service
            Section "B"    Remuneration
            Section "C"    Conditions of Contract

  3.   Aims and Objectives

       The primary purpose of the gainshare arrangements set out in Clauses 7 and 8 is to achieve business alignment between Britoil and the Contractor. Britoil's primary objective is to cost effectively support and maintain its development of substantial oil production from subsea facilities in deepwater areas west of Shetland. Britoil also has a requirement for subsea services elsewhere in the Operating Area. Specifically Britoil requires:-

       (a)  conversion of the Vessel to provide the Services;

       (b) flexible access to the Vessel year round with emphasis on availability during good weather periods;

       (c)  the  Contractor to  enter into  "alliance" arrangements  with
            Britoil's   chosen  well  intervention   and  subsea  service
            providers; and

       (d) a simple and effective process for management of the Vessel whereby Britoil undertakes to plan utilisation of the Vessel, giving Contractor as much notice as is practical under the circumstances, and the Contractor takes responsibility for marketing the Vessel outwith the times it is required by Britoil.

       The Contractor's objective is to achieve a reasonable return on investment by sustaining high levels of utilisation of the Vessel throughout the year from a combination of Britoil and third party business.

       It is envisaged that in due course an "Intervention Alliance" may be formed to align all service providers involved with the operations of Britoil west of Shetland. The Contractor will actively participate in any such "Intervention Alliance". Within this alliance it is Britoil's intention to agree on a risk/reward arrangement which will motivate the participators to:-

       (a)  provide improved HSE performance;

       (b)  develop cost savings;

       (c)  improve vessel flexibility and responsiveness; and

       (d)  continually improve.

  4.   Duration

       This Agreement shall commence the date hereof and shall continue until superseded by the Services Agreement.

  5.   Warranty

  5.1  The Contractor warrants that:-

       (a) Contractor's Equipment shall be fit for the performance of the Services to the Standard;

       (b) it has or will procure the ability, qualifications, resources and personnel to perform the Conversion and the Services;

       (c) it shall perform or procure the performance of the Conversion and/or the Services in the timely manner and in accordance with the Standard and to Britoil's reasonable satisfaction;

       (d) the Services, including all Contractor's Equipment and all workmanship and designs carried out or procured by the Contractor in connection with the Conversion and the Services shall comply in all respects with this Agreement and the Standard and shall be free from any material defects; and

       (e) it has full power and authority to enter into this Agreement and the Services Agreement.

  6.   Conversion

  6.1 The Contractor and Britoil agree that as at the date hereof the Vessel may not be fit for purpose to carry out the Services.

  6.2 It is a fundamental term of this Agreement that by the Specification Proposal Date the Contractor will work with Britoil to provide a detailed proposal, including but not limited to, plans, drawings, specifications and timetable and such other information relating to the Conversion as Britoil may reasonably require relating to the completion of the Conversion of the Vessel. Britoil will assist the Contractor as far as is reasonably practicable with regard to the preparation of such proposal.

  6.3 On or before the Specification Approval Date the Contractor and Britoil shall agree the Specification of the Vessel to comply in all respects with the Standard. If the Parties fail to reach such agreement by the Specification Approval Date then either of Britoil or the Contractor may refer the matter to an agreed independent maritime surveyor of international repute who shall review all relevant information and within 14 Days of referral to him provide the Parties with his final written binding decision detailing the works required to ensure that after the Conversion the Vessel will comply with the Standard. The costs of such surveyor shall be borne 50% by Britoil and 50% by the Contractor.

  6.4 The Contractor agrees that on or before the Conversion Acceptance Date all necessary works shall have been carried out so that the Vessel complies in all respects with the Standard. If the Parties do not agree that the Vessel meets the Standard by the Conversion Acceptance Date then either of Britoil or the Contractor may refer the matter to an agreed independent maritime surveyor of international repute who shall review all relevant details as aforesaid and within 14 Days (or as soon thereafter as reasonably practicable) of referral to him provide the Parties with his final written binding decision detailing the works (if any) required to complete the Conversion to the Standard. The costs of such surveyor shall be borne 50% by Britoil and 50% by the Contractor.

  6.5 The Contractor will take all actions reasonably necessary regardless of cost or expense to procure the completion of the Conversion (Including but not limited to a full audit of the Vessel and all necessary testing and approval by appropriate licensing, regulatory and governmental authorities applicable in the Operating Area) by the Conversion Completion Date.

  6.6 For the avoidance of doubt Britoil shall not be liable for and the Contractor shall be liable for, indemnify and hold harmless Britoil and its Affiliates in respect of any claims, losses, damages, costs, expenses and liabilities of whatever nature arising in respect of the Conversion howsoever caused and irrespective of the negligence or breach of duty (statutory or otherwise) of the Britoil Group, except as otherwise provided in Clauses 13.1(b) and 13.3 below.

  7.   Vessel Utilisation

  7.1 Britoil may use the Vessel in accordance with this Clause 7 anywhere within the Operating Area where it or any of its Affiliates is the designated operator for such area, where the Vessel can safely operate within its capabilities.

  7.2 The Contractor shall during each Year from 1st January 1996 until 31st December 2000 provide the Vessel to perform the Services for Britoil for a minimum continuous period of 200 days.

  7.3 By 1st November in each Year referred to in Clause 7.2 and on 1st November 1995 Britoil shall, unless the Parties agree otherwise, notify the Contractor in writing of the Gainshare Period for the following Year.

  7.4 The Contractor may, in consultation with Britoil for periods during the Gainshare Period when Britoil does not require the Services, with Britoil giving Contractor as much notice as is reasonably practical under the circumstances, market the Vessel to third parties for the provision of services at the open market rate for utilisation of the Vessel. Income derived from such third party business will, subject always to the provisions of Clause 8, be paid direct to the Contractor.

  7.5 The Contractor shall be entitled each Year from 1st January 1996 until 31st December 2000 to market the Vessel to third parties for the provision of services during the Option Period(s). Prior to entering into any binding contractual commitment with any bona fide third party offering a serious proposal for utilisation of the Vessel the Contractor shall, where scheduled commencement of mobilisation of the Vessel for the provision of such services is more than four calendar months away, provide Britoil with a written Option Notice detailing the terms of such proposal. Within 7 calendar Days of receipt of any Option Notice Britoil will notify the Contractor if Britoil exercises its option to utilise the Vessel for the same duration or longer during the period specified in the Option Notice.

       The day rate applicable during utilisation of the Vessel by Britoil in such circumstances during the Option Period shall equal the day rate offered by such third party if it falls between the Minimum Rate and the Maximum Rate but for the avoidance of doubt shall not be less than the Minimum Rate and not be greater than the Maximum Rate. Should Britoil fail to exercise its option hereunder then the Contractor shall be entitled to enter into a contract for the utilisation of the Vessel by such third party during the Option Period.

  7.6 Britoil may at any time contract to use the Vessel to provide the Services during the Option Period (subject to the provisions of Clause 7.5) at the Option Rate.

  7.7 If the Contractor can clearly demonstrate to Britoil's reasonable satisfaction that the operating costs of the Vessel have increased substantially in any Year the element of Maximum Rate, Minimum Rate and Option Rate which is directly attributable to operating cost shall be increased on 1st November in such Year in accordance with the Retail Price Index. The base date for such calculation shall be 1st January 1996.

  7.8 Notwithstanding the foregoing provisions of this Clause 7, Britoil may assign its rights under the Services Agreement to any third party in respect of any Day during any Gainshare Period or Option Period where Britoil has previously firmly committed to utilise the Vessel during such Day.

  7.9  The   operational   aspects   relating   without   limitation   to
       mobilisation,   demobilisation,  delivery,   redelivery,  standby,
       downtime, mechanical failure and repair of the Vessel shall reflect in all respects the principles set out in the Foinaven Services Agreement. For the avoidance of doubt Britoil shall not be responsible for mobilisation or demobilisation of the Vessel when the Vessel is to be utilised by a third party outside the Operating Area. When the Vessel is mobilised or demobilised by Britoil and there is no work location for the Vessel to proceed to or from then mobilisation or demobilisation will be on the basis the Vessel is always mobilised from the demobilised to Invergordon before and after use of the Vessel by Britoil. If the Vessel is continuing to a new work location Britoil shall cease to be responsible for demobilisation costs as soon as the Vessel is clear of Britoil's last location. If the Vessel is coming direct from another location to work for Britoil then Britoil shall be responsible for mobilisation costs as soon as the Vessel is clear of its last location.

  7.10 The Parties agree that circumstances may arise during either the Gainshare Period or the Option Period that make it desirable for the Vessel to operate within the Norwegian Continental Shelf. Where such operations are at the request of Britoil then Britoil and the Contractor will agree the terms (on a case by case basis) on which any necessary upgrade to the Vessel and subsequent Day rate are charged. Where use of the Vessel by a third party within the Norwegian Continental Shelf is envisaged at any time then no additional cost or expense will be payable by Britoil.

  8.   Compensation

  8.1 In consideration of the Services provided by the Contractor hereunder, Britoil shall pay to the Contractor the Compensation. The Compensation shall be calculated in accordance with this Clause 8.

  8.2 During the Gainshare Period Britoil shall pay to the Contractor on a monthly basis in arrears:-

       (a) the Minimum Rate for each Day during the preceding month that the Vessel was being utilised by Britoil; and

       (b) 50% of the Minimum Rate for each Day during the preceding month that the Vessel was stacked.

            The Contractor shall submit an invoice to Britoil for the sums payable under this Clause 8.3 within 3 Working Days of the end of such month and Britoil shall pay such correctly invoiced sums within 10 Working Days of receipt of invoice.

  8.3 During the Gainshare Period the Contractor shall provide Britoil with a schedule monthly in arrears, setting out the revenue received by and/or payable to the Contractor in respect of third party utilisation of the Vessel during the preceding month.

  8.4 Within ten days of the end of the Gainshare Period the Contractor shall (if TPR is greater than the Minimum Rate) pay to Britoil by way of reduction in the Compensation the sum equal to "T" which sum is calculated as follows:-

            T = TPD x (TPR - Minimum Rate)
                           2

  8.5 Within ten days of the end of the Gainshare Period Britoil shall (if TPR is less than the Minimum Rate) pay to the Contractor by way of increase in the Compensation the sum equal to "TL" which sum is calculated as follows:-

            TL = TPD x (Minimum Rate - TPR)
                           2

  8.6 For the purposes of this Clause 8 the following words and expressions shall have the following meanings:-

       "TPD"          means  the  number  of  Days  during the  Gainshare
                      Period  that   the  Vessel  is  utilised  by  third
                      parties; and

       "TPR" means the average day rate paid for third party utilisation of the Vessel during the Gainshare Period.

  8.7 For the avoidance of doubt no sums shall be payable by the Contractor to Britoil in respect of any income payable to or received by the Contractor for utilisation of the Vessel during the Option Period.

  8.8 The Parties agree that during the 1996 Gainshare Period the Conversion may not be complete and that in such circumstances the Minimum Rate may not be an appropriate Day rate and accordingly the Parties will agree a Day rate for the provision of Services which will be between US $30,000 and the Minimum Rate per Day to reflect progress made with the Conversion as at such time.

  9.   Services

  9.1 The Contractor and Holdings will ensure that at all times throughout the period of the Services Agreement the Vessel complies in all respects with the Standard.

  9.2 The Contractor will operate the Vessel on a 24 hour basis and will ensure that the Vessel is provided with sufficient crew to operate and manage the Vessel in accordance with good oil and gas field practice and to Britoil's satisfaction.

  10.  Force Majeure

       The Services Agreement will contain provisions relating to force majeure which reflect in all respects the principles set out in the Foinaven Services Agreement.

  11.  Taxation

       The  Services  Agreement  will  contain  provisions  relating   to
       taxation which reflect in all respects the principles set out in the Foinaven Services Agreement.

  12.  Health, Safety and Environment

       The Services Agreement will contain provisions relating to Health,
       Safety  and   Environment  which  reflect  in   all  respects  the
       principles set out in the Foinaven Services Agreement.

  13.  Liability and Indemnity

  13.1 (a) The Contractor shall defend, indemnify and hold harmless the Britoil Group, from and against any and all liability for loss, damage or destruction of the Contractor's Equipment and any other property of the Contractor Group in connection with this Agreement and/or the Services Agreement whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom, regardless of how such loss, damage or destruction occurs, and irrespective of the negligence (whether sole or contributory) or other fault of or breach of duty or statutory strict liability of the Britoil Group.

       (b) Britoil shall defend, indemnify and hold harmless the Contractor Group, from and against any and all liability for loss, damage or destruction of Britoil's Equipment and any other property of the Britoil Group in connection with this Agreement and/or the Services Agreement whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom regardless of how such loss, damage or destruction occurs, and irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Contractor Group.

  13.2 The Contractor shall defend, indemnify and hold harmless the Britoil Group, from and against any and all liability for death, illness or injury to any of the Contractor Group in connection with this Agreement and/or the Services Agreement whether arising under contract or in tort, and against all costs, claims, demands, proceedings, and causes of action resulting therefrom, regardless of how such death, illness or injury occurred, irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Britoil Group.

  13.3 Britoil shall defend, indemnify and hold harmless the Contractor Group, from and against any and all liability for death, illness or injury to any of the Britoil Group in connection with this Agreement and/or the Services Agreement whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom, regardless of how such death, illness or injury occurred, irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Contractor Group.

  13.4 The Contractor shall assume all responsibility for and shall defend, indemnify and hold harmless the Britoil Group, from loss or damage arising from pollution or contamination of any nature or substance whatsoever from consumable products such as diesel, lubricants or grease (except as otherwise provided in sub-clause 13.5(d) below) originally taken to the Vessel by or on behalf of the Contractor or emanating from Contractor's Equipment for the purpose of the conduct of the Services by the Contractor irrespective of whether such loss or damage is caused by the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Britoil Group.

  13.5 Subject to the provisions contained in sub-Clauses 13.1, 13.2 and 13.4, Britoil shall assume all responsibility for and shall defend, indemnify and hold harmless the Contractor Group, from loss or damage arising from the following events irrespective of the negligence (whether sole or contributory) or other fault or breach of duty, or statutory strict liability of the Contractor
       Group:

       (a) loss of or damage to any Well or, for loss of or any damage to any formation or reservoir or mineral resources;

       (b) blowout or other uncontrolled flow of oil or gas or other substances originating from any Well up to the point of discharge of same into the Contractor's Equipment including the cost of bringing the Well under control;

       (c) loss or damage arising from pollution, contamination or seepage which result from fire, blowout, cratering, or any loss of control of the hole or other flow of oil, gas or other substances originating or emanating from the Well; and

       (d) pollution or contamination arising from the disposal of oil materials such as, but not limited to, oil emulsion, oil based or chemically treated drilling fluids, contaminated cuttings, lost circulation materials and other substances where the responsibility for disposal lies with Britoil.

  13.6 Notwithstanding any other provision of this Agreement and/or the Services Agreement the Britoil Group shall not be liable for and the Contractor shall defend, indemnify and hold the Britoil Group harmless from and against indirect or consequential losses or damages (including, without limitation, loss of profit, loss of product, loss of production or business interruption) suffered by the Contractor Group in connection with the performance of this Agreement and/or the Services Agreement whether such loss or damage is based on contract, negligence, statutory strict liability or other breach of duty. Notwithstanding any other provision of this Agreement and/or the Services Agreement the Contractor Group shall not be liable for and Britoil shall defend, indemnify and hold the Contractor Group harmless from and against indirect or consequential losses or damages (including, without limitation, loss of profit, loss of product, loss of production or business interruption) suffered by the Britoil Group in connection with the performance of this Agreement and/or the Services Agreement whether such loss or damage is based on contract, negligence, statutory strict liability or other breach of duty.

  13.7 Without prejudice to the other provisions of this Clause 13, the Contractor shall defend, indemnify and hold harmless the Britoil Group against any and all liability for death, illness or injury to any third party or for loss of or damage to any third party's property and against all claims, demands, proceedings and causes of action resulting therefrom, to the extent caused or contributed to by the negligence, statutory strict liability or other breach of duty on the part of the Contractor Group.

  13.8 Without prejudice to the other provisions of this Clause 13, Britoil shall defend, indemnify and hold harmless the Contractor Group from and against any and all liability for death, illness or injury to any third party or for loss of or damage to any third party's property and against all claims, demands, proceedings and causes of action resulting therefrom, to the extent caused or contributed to by the negligence, breach of duty or wilful misconduct of the Britoil Group.

  13.9 The benefit of any indemnity given by an indemnifying Party pursuant to this Agreement and/or the Services Agreement shall extend to the indemnified Party's group. Therefore, for the purposes of this Agreement and/or the Services Agreement, Britoil contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time part of the Britoil Group and the Contractor contracts on its own behalf and expressly as agent on behalf of and as trustees for the benefit of all persons who are or may be from time to time part of the Contractor Group and all such persons shall, to this extent, be, or be deemed to be parties to this Agreement

 13.10 The indemnity obligations of this Clause 13 shall continue notwithstanding the completion or termination of this Agreement.

  14.  Insurance

       The  Services  Agreement  will  contain  provisions   relating  to
       insurance which reflect in all respects principles set out in the Foinaven Services Agreement.

  15.  Liquidated Damages

  15.1 It is the intention of the Parties that the liability of the Contractor and Holdings for its or their inability to perform the Services under this Agreement as a result of an Event of Default shall be regulated by the provisions of this Clause 15. Britoil therefore agrees that it shall only be entitled to recover from Holding and/or the Contractor and Holdings and/or the Contractor shall only be obliged to pay to Britoil liquidated and ascertained damages in accordance with the following clauses 15.2 and 15.3 if the Contractor and/or Holdings is unable to perform the Services which it is obliged to perform under this Agreement and/or the Guarantee and not otherwise following an Event of Default, and Britoil shall not be entitled to demand liquidated and ascertained damages as aforesaid if termination of this Agreement occurs by reason of the term or duration thereof having expired.

  5.2 If an Event of Default occurs and as aforesaid the Contractor and/or Holdings are unable to perform the Services Britoil shall have the right to recover either directly from Holding and/or the Contractor or (at Britoil's sole discretion) by deducting from any monies due or which may become due to the Contractor the sum "LD" which sum shall be calculated as follows:

            LD = ((200 x NG) + DCG)) x (CR - Minimum Rate)
            The figure LD shall be discounted to take account of the fact that it represents advance payment in respect of future loss. The discount calculation shall be referred by Britoil to a Chartered Accountant of international repute who shall ascertain the final figure which represents LD after discounting, such discount calculation will use as its basis the then current base rate of the National Westminster Bank plc. The figure so ascertained will be final and binding on the Parties and will be deemed to represent LD> The costs of such Chartered Accountant shall be borne by Britoil. In the case of Holdings LD shall not exceed US $3,000,000.

  15.3 Such payment as aforesaid by Holdings and/or the Contractor shall be liquidated and ascertained damages for any such Event of Default and Holdings and the Contractor acknowledge that the foregoing assessment comprises a genuine pre-estimate of Britoil's loss. Payment of liquidated damages by Holdings and/or the Contractor or the deduction thereof by Britoil shall relieve Holdings and/or the Contractor from its or their obligations under this Agreement and/or the Guarantee.

  15.4 For the purposes of this Clause 15 the following words and expressions shall have the following meanings:-

       "CR" means the Day rate which an independent maritime surveyor of international repute deems to be the then current open market Day rate in the Operating Area for a vessel equivalent in respect of Specification and Standard to the Vessel. The rate ascertained by such surveyor shall be final and binding on the Parties and the costs of such surveyor shall be borne by Britoil;

       "DCG" means the number of Days remaining in the then current Gainshare Period at the time of the Event of Default;

       "NG" means the number of Gainshare Periods (excluding the then current Gainshare Period) remaining under this Agreement; and

       "Guarantee"    means the guarantee referred to in Clause 20.

  16.  Confidentiality

       Each of the Parties undertakes to keep matters of a commercially sensitive nature arising relative hereto, strictly confidential and shall obtain from its personnel working in connection with this Agreement appropriate confidentiality undertakings.

  17.  Assignment

       Britoil may assign  its rights  and obligations  hereunder to  any
       Affiliate at any time. This Agreement is personal to the Contractor who may not assign, or dispose of any of its rights or obligations hereunder, or subcontract or otherwise delegate without Britoil's prior written consent (which consent shall not be unreasonably withheld) any of its obligations under this Agreement.

  18.  Extension of Services Agreement

       The Parties will have the right to extend the Services Agreement for a further period on terms and conditions to be agreed between Britoil and the Contractor. The Contractor will not commit to provide the Vessel to any third party after the expiry of the term of the Services Agreement without prior consultation with Britoil. In any event the Parties will agree by 31 March 1999 the extension of the Services Agreement as provided above and with the applicable contract Day rate not to exceed the then current Maximum Rate and not be less than the then current Minimum Rate as the same may have been increased in accordance with the Services Agreement. If Britoil and the Contractor have not agreed to the terms of such extension by 31 March 1999, Contractor shall, notwithstanding anything to the contrary in this Clause 18, have the right to commit to provide the Vessel to any third party.

  19.  Relationship of Parties

       Nothing in this Agreement shall create, or be deemed to create, a partnership between the Parties.

  20.  Guarantee of Performance;  Deed of Covenant

  20.1 Holdings shall upon execution of the Services Agreement deliver to Britoil a guarantee (in a form substantially similar to that contained in Schedule 4) for the Contractor's performance of the Services and shall procure the granting of a opinion letter in a form substantially similar to that contained in Schedule 5, if so requested. For the avoidance of doubt such guarantee shall supersede any existing guarantee granted by Holdings to Britoil in connection herewith.

  20.2 The Contractor and Britoil shall upon execution of the Services Agreement enter into a supplemental deed amending Clause 2.2 of the Deed of Covenant entered into by them of even date herewith, inserting the new details of the liquidated damages clause contained in the Services Agreement.

  21.  Waiver

       Any Waiver by any Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision.

  22.  Severance

       If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the other provisions of this Agreement and the remainder of the unaffected provisions shall continue to be valid.

  23.  Notices

  23.1 Any notice or other information required and authorised by this Agreement to be given by either Party to the other may be given by hand or sent (by first class pre-paid post, telex, cable, facsimile transmission or comparable means of communication) to the other Party at the address referred to herein or to such other address as notified hereunder for such purpose.

  23.2 Any notice or information given by post under Clause 23.1 which is not returned to the sender as undelivered shall be deemed to have been given on the 2nd day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, and sent by first class pre-paid post, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or infor-mation has been duly given.

  23.3 Any notice or information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid post to the Party receiving such transmission at the address as specified in Clause 23.1 within 24 hours after transmission.

  24.  Governing Law

       This Agreement shall be governed by and construed in accordance with English Law and the Parties submit to the non-exclusive jurisdiction of the Courts of England and Wales.

  IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first written above.


  for and on behalf of BRITOIL PUBLIC LIMITED COMPANY


  for and on behalf of READING & BATES (CALEDONIA) LIMITED


  for and on behalf on READING & BATES CORPORATION

===========================================================================
                                SCHEDULE  1

                      FUNCTIONAL SERVICE SPECIFICATION

  The Services to be provided in the Operating Area will include but are not limited to, the activities listed in this Schedule.

  The Contractor will work for relevant Britoil operated assets, to provide the Vessel (and other Contractor's Equipment) for each asset to undertake their activities. The allocation of the Services to each Britoil operated asset which calls for them shall be coordinated by a nominated Britoil representative and a nominated Contractor representative.

  The services include provision of the Vessel, other Contractor's Equipment, marine crew complement, Vessel maintenance and shore side management team,

                                   PART 1

  The services shall comprise the provision of expertise, contractor's personnel and contractor's equipment including the Vessel after Conversion at all times working in association with a number of service contractors on the Vessel to enable any of the following activities to be carried out in the Operating Area:

  A    Tree Installation

       Installation of a subsea christmas tree (and flowbase) on a suspended well (Tree size approx. 4m x 4m x 4m, weight approx. 40 tonnes). This may include removal of debris or pressure retaining cap from wellhead, installation and leak testing of tree, removal of plugs from well. Trees will be run or retrieved on rigid riser simultaneously with the coiled tubing BoP and LRP (all supplies by Britoil). To improve rough weather performance tree landing will use active heave compensation and splash zone position guidance.

  B    Well Hook Up

       This may include installation, pull in, hook up and function/leak testing of:

        -   flexible jumper hoses between manifold and well,
        - control umbilicals between Subsea Umbilical Termination (SUT) and well.

       Full function testing of tree following installation.

       Connectors used will include the DMaC Connector (current max flowline size 10" x 8" x 6").

  C    Well Intervention

       By  coil  tubing (typically  6000m  of  2 3/8"  tubing),  wireline
       (slickline/3/16" braided) or electric   line.         Types     of
       intervention will include:

        -    Well Logging
        - Well clean up, Chemical treatment and stimulation (i.e. including acid and cement)
        - Well maintenance (gas lift valve replacement, scale mill out, installation and retrieval of plugs and DHSVs etc)
        -    Water/Gas shut off (using plugs, cement, gels etc)
        -    Fishing/junk retrieval
        -    Well abandonment (plugs, tubing perforation, cement)
        -    N2 kick off
        -    Coiled tubing sidetracks

  D    Subsea Construction

       This may include:

        - medium lift subsea construction activities such as installation of manifolds, clump weights (12m x 7m, 120 tonnes), and SSIVs.
        -    installation and testing of flowline and umbilical jumpers
        - Installation of FPSO risers (reels typically 5m wide by 8m diam, 220 tonnes)
        -    subsea connectors will include use of DMaC.

       It is accepted that such work may require substantial equipment removal/mobilisation and possibly some specific Vessel modification to be mutually agreed which will be at Britoil's expense. To facilitate this as far as practical, deck equipment should be modular.

  E    ROV Support

       General ROV support as required (eq to pipelay or heavy lift construction).

  F    Subsea Inspection, Repair and Maintenance

       General IRM of all subsea equipment to be carried out by third parties.

  G    Accommodation

       The Vessel may be used for short term accommodation if required, with workers being shuttled by helicopter to FPSO, construction barge etc.
       Included in the daily rate is catering for all Contractor's personnel and up to 20 Britoil and/or third party personnel. A day rate for extra personnel up to a limit will be agreed.

  H    Fuel and Transportation

       Fuel,  transportation  of   Contractor's  personnel  and  supplies
       between shorebase and the Vessel and all third party services shall be provided by, or shall be to the account of, Britoil.

                                  PART  II

  Roles & Responsibilities
  The roles and responsibilities of Britoil, the Contractor and other service providers (at Britoil's cost) shall reflect the following:-

  Role                        Britoil   Contractor  Other
                                                    Service
                                                    Provider
  A. Vessel Services
     -  Structural capability                *
     -  Fuel                    *
     -  Safety Case                          *
     -  Maintenance                          *
     -  Dry docks                            *
     -  Marine Crews                         *
     -  Supply boat/
        helicopter/logistics    *
     -  Accommodation for [   ]              *
     -  Catering for POB
         up to [   ]                         *
     -  Onshore management                   *
     -  Derrick/Mast                         *
     -  Crane capacity of [   ]              *
     -  Hydraulic control package            *
     -  Existing DP capability               *
     -  Suitable workfloor over moonpool     *
     -  Active Heave compensation            *

  B. Service Operations
     -  Coiled tubing
         operations                          *      *
     -  Wireline operations                  *      *
     -  Subsea tree running/
         retrieval/handling                  *      *
     -  Riser storage/
         handling/tensioning                 *      *
     -  Subsea well abandonment              *
     -  All service equipment
         and personnel (eg. CT unit,
         completion riser, stimulation
         units, ROV unit)                           *

  N.B. Items where more than one party is indicated as responsible are those where it is intended the Contractor provides a facility where such activity can be carried out on the Vessel by another service provided using its own equipment.


===========================================================================
                                 SCHEDULE 2


                            Performance Criteria

  The Parties agree that it is anticipated that conversion of the Vessel for the purposes outlined in Schedule 1 will not require a major change to the hull and structure of the Vessel, outwith the current vessel design envelope. Consideration will be given to the advantages of cross bracings or blisters or other modifications to improve the efficiency and life of the Vessel or increase deck load capability. The need for such modifications will be determined by mutual agreement and in the context of the requirements of Schedule 1. The DP system as upgraded for utilisation of the Vessel for the Foinaven Services Agreement will be maintained by the Contractor for the provision of the Services and accepted as satisfactory for the performance of the Services.

=========================================================================

                                SCHEDULE  3


                            Outstanding Matters

  Item                Matters to be Finalised       Action

  Schedule I,
   Part 1C            Contractor to confirm Vessel  Contractor
                      capability re coiled tubing
                      sidetracks
  Schedule I,
   Part 1D            Contractor to confirm Vessel  Contractor
                      capability and Parties to
                      agree re  clump weights
  Schedule I,
   Part 1G            Day rate and number of        Britoil/
                      additional personnel to be    Contractor
                      agreed
  Schedule II,
   Part 2A            Contractor to confirm         Contractor
                      accommodation and catering
                      capabilities

  Schedule II,
   Part 2A            Crane Capacity to be          Britoil/
                      confirmed                     Contractor

==========================================================================



                                SCHEDULE  4

                                [Guarantee]


==========================================================================


                                SCHEDULE  5

                              [Opinion Letter]